UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 27, 2015

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox

Yokneam, Israel 20692

(Address of Principal Executive Offices)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 27, 2015 the Board of Directors of Mellanox Technologies, Ltd. (the “Company”) pursuant to the approval and recommendation of the Compensation Committee of the Board of Directors of the Company on January 26, 2015, approved the following increases in the base salaries of the following named executive officers of the Company (as identified in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2014), to be effective as of January 1, 2015:

Name	Title	2014 Annualized Base Salary (adjusted per exchange rate)	2015 Base Salary	% Increase
Jacob Shulman	Chief Financial Officer	$250,000	$275,000	10.00%
Marc Sultzbaugh	Senior Vice President of Worldwide Sales	$273,000	$300,000	9.89%
Roni Ashuri	Senior Vice President of Engineering	$199,645	$212,970	6.67%
Shai Cohen	Chief Operating Officer	$208,324	$221,650	6.40%

The salaries reported for Messrs. Cohen and Ashuri are converted from New Israeli Shekels (“NIS”) to U.S. dollars based on an exchange rate of 3.94 NIS to 1 U.S. dollar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 28, 2015	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Jacob Shulman
	Name:	Jacob Shulman
	Title:	Chief Financial Officer